EXHIBIT 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit, as indicated by “[*****]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED U.S. CAD-CAM DISTRIBUTORSHIP AGREEMENT

between

Patterson Companies, Inc.

and

Sirona Dental Systems GmbH

Effective May 31, 2012

AMENDED AND RESTATED U.S. CAD-CAM DISTRIBUTORSHIP AGREEMENT

THIS AMENDED AND RESTATED U.S. CAD-CAM DISTRIBUTORSHIP AGREEMENT (“Agreement”) is made and entered into this 31st day of May, 2012, by and between SIRONA Dental Systems GmbH, a German corporation (“SIRONA”), and Patterson Companies, Inc., a Minnesota corporation (“Patterson” and together with SIRONA, each a “Party” and collectively, the “Parties”).

Preamble

SIRONA develops and manufactures Contractual Products (as defined below).

Pursuant to that certain Distributorship Agreement dated April 27, 1998, as amended pursuant to several amendment agreements including, without limitation, that certain Consolidated and Restated Amendment to Distributorship Agreement dated June 30, 2005 (the “2005 Amendment”) and that certain Amendment to Consolidated and Restated Amendment to Distributor Agreement dated May 3, 2011 (collectively, the “Prior Agreement”), Patterson and SIRONA agreed that Patterson would purchase on an exclusive basis Contractual Products for sale in the United States of America and Canada, subject to the express terms thereof.

Each of SIRONA and Patterson desire to amend and restate the terms of their business relationship with respect to the Contractual Products sold in the United States of America pursuant to the terms of this Agreement.

Except as amended pursuant to Sections 2.4 and 15 of this Agreement, the Prior Agreement shall continue in full force and effect solely with respect to Canada (it being agreed that the “Territory” as defined in the Prior Agreement is hereby amended to mean Canada alone, including all of its provinces).

Contemporaneously with the execution of this Agreement, Patterson and SIRONA Dental Systems, Inc., a Delaware corporation and Affiliate (as defined herein) of SIRONA (“SIRONA US”), have executed that certain Amended and Restated Distributorship Agreement with respect to certain products of SIRONA US (not including the Contractual Products contemplated by this Agreement) that will be sold by Patterson in the United States of America (the “Amended and Restated Schick and Imaging Agreement”).

Capitalized terms used in this Agreement but not defined shall have their respective meanings set forth on Exhibit 1 attached to this Agreement and incorporated herein.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Subject of the Agreement; Mutually Exclusive Arrangement.

1.1	The “Territory” is the United States of America including its territories and possessions.

1.2	“Contractual Products” means all CAD-CAM equipment manufactured by SIRONA and its Affiliates, except as excluded on Schedule 1.2 attached hereto and except for the products the subject of the right of first offer below. Except as excluded, Contractual Products will include ancillary products to such CAD-CAM equipment, including but not limited to activation keys, consumables (e.g., blocks), spare parts, service club and repair exchange parts. Notwithstanding anything to the contrary in this Agreement, the Parties agree and understand that Patterson distributes and sells authorized consumables for use with Contractual Products, including blocks, and agree that Patterson may continue to do so and that such activity shall in no event constitute a breach of this Agreement.

During the Term of this Agreement, Patterson will have a right of first offer to be the exclusive distributor for SIRONA in the Territory of future CAD/CAM products designed solely or principally to produce dental restorations in either the Dental lab or in the dentist’s office, which products are acquired by SIRONA from a third-party or are manufactured or otherwise produced by SIRONA, but which products are materially different (other than cosmetically) from Contractual Products and are not marketed under the SIRONA brand (it being agreed such products are not included with the meaning of Contractual Products). The right of first offer shall be administered as follows:

1.2.1	Before SIRONA markets such products itself or through others, it will first deliver to Patterson a written offer prepared by SIRONA (the “First Refusal Offer”), which will be irrevocable for either thirty (30) calendar days or sixty (60) calendar days depending upon whether Patterson delivers the First Refusal Acceptance Notice timely subject to Section 1.2.2 below (the “First Refusal Offer Period”). The First Refusal Offer will offer to Patterson, or at Patterson’s election, to an Affiliate of Patterson, the opportunity to enter into an exclusive arrangement with SIRONA with respect to such products in the Territory under the terms and conditions of this Agreement (with applicable changes to consideration and other economic provisions as proposed by SIRONA and agreed by Patterson) for the then remainder of the Term of this Agreement (the “First Refusal Terms”).

1.2.2

Within thirty (30) days after delivery of the First Refusal Offer, Patterson will have the right to state, by written notice to SIRONA (the “First Refusal Acceptance Notice”), its desire to enter into an amended

Agreement as set forth in the First Refusal Terms. If Patterson delivers the First Refusal Acceptance Notice during the above thirty (30) day period, Patterson and SIRONA will negotiate in good faith to enter into an amendment to this Agreement within thirty (30) days after Patterson’s delivery of the First Refusal Acceptance Notice.

1.2.3	If (i) Patterson fails to deliver the First Refusal Acceptance Notice timely, or (ii) if the Parties fail to enter in to an amended Agreement within such thirty (30) day period contemplated above, then, SIRONA will be permitted to distribute such products in the Territory either itself (or through a SIRONA Affiliate), or with an unrelated third-party on arms-length terms which are not materially more favorable to the applicable third-party than the First Refusal Terms.

1.2.4	In the event SIRONA distributes such products on a non-exclusive basis, Patterson shall have the option to distribute such products on no less favorable terms than any other distributor in the Territory.

1.2.5	Time will be of the essence with respect to all time periods set forth in this item 1.2.

1.3	Exclusivity; Master Distribution Period.

1.3.1	Subject to SIRONA’s termination rights described in this Agreement and the provisions contained in Sections 1.3.5 through 1.3.7 below (and subject further to the right of first offer provisions in Section 1.2 above), SIRONA hereby grants to Patterson the exclusive right to distribute (itself or through an Affiliate) Contractual Products solely in the Territory to end users during the Term. Such exclusive right is subject to SIRONA’s right to distribute (itself or through a subsidiary or Affiliate) Contractual Products to academic institutions and government agencies and facilities and to sell dental restoration services, e.g., InfiniDent services and Sicat services and SIRONA Connect. SIRONA will be entitled to enlist Patterson’s help in providing technical services on a fee-for-service basis at Patterson’s then-effective rates. For the avoidance of doubt, the term “exclusive” in this Section 1.3.1 shall mean that (i) Patterson and its Affiliates shall only purchase Contractual Products from SIRONA and (ii) Patterson and its Affiliates shall not manufacture, promote, distribute or sell in the Territory any products that are substantially similar to or compete with the Contractual Products. In addition, Patterson and its Affiliates shall not promote the sale or distribution of, or sell or distribute, the Contractual Products outside the Territory (as such term is defined in this Agreement and the Prior Agreement).

1.3.2	Subject to SIRONA’s termination rights described in this Agreement and the provisions contained in this Section 1.3, SIRONA and its

Affiliates shall not allow other distributors to sell Contractual Products in the Territory, shall only sell Contractual Products to Patterson for distribution and sale of such Contractual Products in the Territory, and, except as permitted by Section 1.3.1 herein, shall not itself sell Contractual Products in the Territory.

1.3.3	For the avoidance of doubt, Patterson’s exclusive right to distribute Contractual Products in the Territory to end users, as granted by Sections 1.3.1 and 1.3.2 above (and subject thereto), shall apply to inLab Products. In furtherance of Section 1.3.2 above, SIRONA and its representatives shall not participate in Lab Market programs with other distributors without Patterson’s prior written consent.

1.3.4	Subject to Sections 1.3.5 and 1.3.6 below and Section 17.2 of this Agreement, the exclusivity provisions contained in Sections 1.3.1 and 1.3.2 above (and the Term of this Agreement) shall be extended for an additional twelve (12) months to the extent that, for all (each and every one) of the three annual periods ending September 30, 2013, September 30, 2014 and September 30, 2015, all of (i) the annual target specified in Section 2.4.1 of this Agreement pertaining to Contractual Products on an individual basis shall have been satisfied (the “Contractual Products Growth Targets”), (ii) the annual target specified in Section 2.4.1 of the Amended and Restated Schick and Imaging Agreement with respect to each of the “Schick Products” on an individual basis (the “Schick Products Growth Targets”) and the “SIRONA Products” on an individual basis (the “SIRONA Products Growth Targets”) shall have been satisfied (collectively, the Contractual Products Growth Targets, the Schick Products Growth Targets, and the SIRONA Products Growth Targets shall be referred to as the “Product Targets”) and (iii) the annual overall target for the Contractual Products, the Schick Products and the SIRONA Products on a combined basis, as set forth in Section 2.4.1 of each of this Agreement and the Amended and Restated Schick and Imaging Agreement, shall have been satisfied (such target contemplated by this item (iii), the “Overall Growth Target”).

Further, subject to Sections 1.3.5 and 1.3.6 below and Section 17.2 of this Agreement (x) the exclusivity provisions contained in Sections 1.3.1 and 1.3.2 above (and the Term of this Agreement) shall be extended for an additional twelve (12) months if both the Overall Growth Target and each of the Product Targets are satisfied in all (each and every one) of the four (4) annual periods ending September 30, 2016, and (y) the exclusivity provisions contained in Sections 1.3.1 and 1.3.2 above (and the Term of this Agreement) shall be extended for an additional twelve (12) months if both the Overall Growth Target and each of the Product Targets are satisfied in all (each and every one) of the five (5) annual periods ending September 30, 2017. For the avoidance of doubt, the Term may be extended up to three additional years based on the foregoing contained in this Section 1.3.4.

The Parties agree that notwithstanding that one or more of the Contractual Products Growth Target, the Schick Products Growth Target, the SIRONA Products Growth Target or the Overall Growth Target is not achieved with respect to a given SIRONA fiscal year, [*****]

[*****]

[*****]

[*****]

For the avoidance of doubt, in order to extend exclusivity contemplated by this Section 1.3.4 if one or more of the targets is not achieved in any applicable SIRONA fiscal year, Patterson must pay to SIRONA an aggregate amount equal to the sum of subparts (x), (y) and (z) above. To give effect to the foregoing, SIRONA shall deliver notice to Patterson indicating that applicable targets were not satisfied consistent with timing of delivery of the Margin Shortfall Notice contemplated by Section 1.3.6 below. Patterson must respond to such notice consistent with timing applicable to the Margin Acceptance Notice referenced below. Finally, Patterson shall make payments consistent with timing applicable to the Margin True-Up Payment referenced below.

1.3.5	Subject to Section 1.3.6 below, the exclusivity period contemplated in this Section 1.3 with respect to the Contractual Products, along with the Term of this Agreement, shall be reduced by a one year period for any year that the Overall Growth Target is not satisfied during a SIRONA fiscal year (“Margin Shortfall Year”) (each such one year reduction shall be referred to herein as an “Exclusivity Reduction”). For the avoidance of doubt, not only will the period of SIRONA’s obligation to sell Contractual Products exclusively to Patterson be reduced but the period of Patterson’s obligation to refrain from purchasing products that compete with Contractual Products shall also be reduced, subject to subpart (ii) of the Master Distribution Rules reflected in Section 1.3.7 below. The reduction of the exclusivity contemplated by this Section 1.3.5 shall not trigger the obligation of SIRONA to return to Patterson any portion of the Up Front Payment pursuant to Section 15 of this Agreement.

1.3.6	At Patterson’s option, it may avoid an Exclusivity Reduction with respect to any Margin Shortfall Year during the Term by paying to SIRONA an amount equal to the Margin True-up Payment for such Margin Shortfall Year. For the avoidance of doubt, the Margin True-up

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Payment made by Patterson shall not only avoid an Exclusivity Reduction but it shall also permit Patterson to earn a Master Achievement (as defined below in Section 1.3.7) with respect to the applicable Margin Shortfall Year.

To give effect to the first paragraph of this Section 1.3.6, SIRONA shall deliver to Patterson, on or before August 20 during the applicable SIRONA fiscal year written notice that the Overall Growth Target is not likely to be satisfied with respect to such year based on orders made to date (the “Margin Shortfall Notice”). Based on the Margin Shortfall Notice, Patterson shall deliver to SIRONA on or before September 1 of such SIRONA fiscal year written notice (which shall be irrevocable) stating whether it will make a Margin True-Up Payment with respect to the applicable Margin Shortfall Year to the extent the Overall Growth Target is not satisfied (“Margin Acceptance Notice”), it being agreed that if such Margin Acceptance Notice is not delivered by Patterson within such period, the Exclusivity Reduction shall be triggered to the extent the Overall Growth Target is not satisfied. If Patterson states that it will make a Margin True-Up Payment, SIRONA shall calculate and invoice Patterson as of September 30 of such year and such payment must be made by Patterson within five business days after delivery of such invoice (and once made, shall be non-refundable), it being agreed that if such Margin True Up Payment is not delivered by Patterson within such period, the Exclusivity Reduction shall be triggered. If the amount that would be invoiced is zero dollars, Patterson shall be deemed to be in compliance with the Overall Growth Target and SIRONA shall deliver a statement confirming the same. SIRONA shall be entitled to apportion such payment for tax and accounting purposes to one or more of its legal entities in its discretion.

In the event that the aggregate amount of purchases made by Patterson during the applicable Margin Shortfall Year and the year immediately following such Margin Shortfall Year is in excess of the aggregate of the Overall Growth Targets for those two years on a combined basis, Patterson may elect, if it made a Margin True-Up Payment with respect to the Margin Shortfall Year, to receive the Special Performance Bonus (as defined below) within ninety (90) days of the end of an applicable SIRONA fiscal year; provided, however, that if Patterson elects to receive such payment, Patterson shall not be given credit for having satisfied the Overall Growth Target in the Margin Shortfall Year for purposes of Section 1.3.4 hereof. [*****]

1.3.7	To the extent that both the Overall Growth Target and the Contractual Products Growth Target is achieved (a “Master Achievement”) with respect to any of the SIRONA fiscal years between September 30, 2013 and September 30, 2017, Patterson shall be entitled, with respect to each such year of achievement, to the benefit of the Master Distribution

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Rules (as enumerated below) with respect to one additional SIRONA fiscal year (a “Non Exclusive Year”) to be added onto the Term of this Agreement after the expiration of the exclusivity period as extended or reduced by Sections 1.3.4 through 1.3.6 above. For the avoidance of doubt, the Term may be extended for up to five (5) additional years based on this Section. The years during which the Master Distribution Rules are applicable shall be referred to in this Agreement as the “Master Distribution Period”.

The Parties agree that notwithstanding that the Contractual Products Growth Target is not achieved with respect to a given SIRONA fiscal year where the Overall Growth Target is satisfied, a Master Achievement may still be deemed earned (and the Master Distribution Rules applicable as contemplated in this Section 1.3.7) if Patterson pays to SIRONA an amount equal to the CAD-CAM True-up Amount. In addition, notwithstanding that the Overall Growth Target is not achieved with respect to a given SIRONA fiscal year where the Contractual Products Growth Target is satisfied, a Master Achievement may still be deemed earned (and the Master Distribution Rules applicable as contemplated in this Section 1.3.7) if Patterson pays to SIRONA an amount equal to the Margin True-Up Payment. Finally, notwithstanding that neither the Contractual Products Growth Target nor the Overall Growth Target is achieved with respect to a given SIRONA fiscal year, a Master Achievement may still be deemed earned (and the Master Distribution Rules applicable as contemplated in this Section 1.3.7) if Patterson pays to SIRONA an aggregate amount equal to the CAD-CAM True-Up Amount plus the Margin True-Up Payment with respect to such year. To give effect to the foregoing, SIRONA shall deliver notice to Patterson indicating that applicable targets were not satisfied consistent with timing of delivery of the Margin Shortfall Notice referenced in Section 1.3.6 above. Patterson must respond to such notice consistent with timing applicable to the Margin Acceptance Notice. Finally, Patterson shall make payments consistent with timing applicable to the Margin True-Up Payment.

The Master Distribution Rules are as follows:

(i) Subject to subsections (ii) through (iv) below, Patterson shall be entitled to be paid by SIRONA (a “Master Payment”), with respect to each one year period ending on September 30 during the Master Distribution Period, [*****] The Master Payment shall be made within ninety (90) days after the end of an applicable SIRONA fiscal year during the Master Distribution Period to which the Master Distribution Rules apply. During each such year, SIRONA shall provide Patterson with monthly reports detailing sales on which the Master Payment shall be based.

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(ii) Patterson shall only be entitled to a Master Payment to the extent that Patterson’s only CAD-CAM product offering during the Master Distribution Period is comprised of the Contractual Products (with exception of consumables, including blocks, as stated in Section 1.2 above). If Patterson begins offering CAD-CAM products other than the Contractual Products during the Master Distribution Period but after one or more Master Payments have been made by SIRONA, Patterson shall be obligated to promptly refund to SIRONA the full amount of any and all such Master Payments previously made by SIRONA within thirty (30) days of written notice by SIRONA demanding such refund. In addition, if at any time during the Master Distribution Period Patterson sells CAD-CAM products other than the Contractual Products, the right to any future Master Payments shall be forfeited by Patterson even if Patterson discontinues selling such CAD-CAM products other than the Contractual Products.

(iii) During the Master Distribution Period, SIRONA agrees that any other distributor to whom SIRONA sells Contractual Products for resale in the Territory shall either (i) refrain from selling CAD-CAM products in the Territory other than Contractual Products or (ii) if such other distributor will not agree to the restriction contemplated in (i), agree to minimum purchase quantities mutually agreed upon by SIRONA and Patterson, which mutual consents and agreements shall not be unreasonably withheld. For the avoidance of doubt, SIRONA shall be required to use reasonable commercial efforts to include in applicable contracts provisions to give effect to the previous sentence.

(iv) During the Master Distribution Period, SIRONA agrees that it will use reasonable commercial efforts, to the extent consistent with applicable law, to maintain prices at the full MSRP.

Upon the mutual agreement of the Parties, a fiscal year of the exclusivity period may be exchanged for a year including the Master Distribution Rules above.

1.4	inLab Products.

1.4.1	“inLab Products” shall mean Contractual Products offered by SIRONA specifically for dental laboratory use. inLab Products shall include all CAD/CAM equipment made by SIRONA and marketed as part of the inLab product line, including inLab MC XL, inLab (compact milling unit), inLab PC and monitor, inEos Blue scanner, inLab 3D software, and any other product that SIRONA may introduce under the inLab line. For the avoidance of doubt, inLab Products shall not include InfiniDent services or products or SIRONA Connect.

1.4.2	The “SIRONA Lab Market” shall comprise all commercial laboratories in the Territory that do not reside within a dental practice for the sole purpose of serving such dental practice or its affiliated practices. The “Patterson Lab Market” shall comprise dental laboratories in the Territory that reside within a dental practice for the sole purpose of serving such dental practice or its affiliated practices (together with the SIRONA Lab Market, the “Lab Market”).

1.4.3	SIRONA and Patterson shall each use best efforts in the sale and promotion of the inLab Products. SIRONA shall be responsible for training, marketing, promoting the sale of the inLab Products in the SIRONA Lab Market. Patterson shall be responsible for invoicing, installing, servicing and supporting the inLab Products in the SIRONA Lab Market. Patterson shall be responsible for training, marketing, promoting the sale of, selling, invoicing, installing, servicing and supporting the inLab Products in the Patterson Lab Market. Notwithstanding anything to the contrary in Section 5 of this Agreement, Patterson shall provide to SIRONA a monthly sales report for the Lab Market within one week after the end of each month. For the avoidance of doubt, Patterson shall sell consumable products, including, without limitation, blocks for the inLab Products and other sundry items related to the inLab Products, in the Lab Market. Further, subject to Section 1.3 above, Patterson’s exclusive right to distribute Contractual Products in the Territory to end users shall apply to inLab Products. Subject to Section 1.3 above, despite the fact that SIRONA is responsible for promotion within the SIRONA Lab Market, SIRONA and its representatives shall not participate in Lab Market programs with other distributors without Patterson’s prior written consent.

1.4.4	Notwithstanding anything to the contrary in Section 6 of this Agreement, SIRONA shall be responsible for conducting training sessions for the inLab Products in the SIRONA Lab Market. Such training shall be provided directly by SIRONA or, at SIRONA’s discretion, with the support of SIRONA’s manufacturing partners and all costs associated with such training shall be paid by SIRONA. Patterson shall be responsible for conducting training sessions for the inLab Products in the Patterson Lab Market and shall pay all costs associated with such training.

1.4.5	Notwithstanding anything to the contrary herein, SIRONA shall provide a warranty on parts of the inLab Products consistent with its current warranty as in effect on the date hereof and Patterson shall provide a 90-day labor warranty.

1.4.6	The Parties agree that a service club for the inLab Products will be established on or before December 31, 2012 pursuant to terms and conditions to be agreed upon by the Parties. Revenues derived from the service club will be split between the Parties, [*****]
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1.5	Blocks. SIRONA intends to continue to market and sell blocks for its CAD/CAM systems. For so long as SIRONA blocks are competitive in quality and price, Patterson will ensure that SIRONA blocks are marketed actively.

1.6	This Agreement shall not confer to Patterson or SIRONA any right or authority to obligate SIRONA or Patterson, respectively, in any way to accept any orders.

1.7	Neither Patterson nor SIRONA shall assume obligations in the name of or on the account of SIRONA or Patterson, respectively, and nor shall either of them make any representations or warranties on behalf of the other, except as expressly authorized in writing.

1.8	Patterson and SIRONA shall be deemed at all times to be independent contractors and nothing contained herein shall be deemed to create a relationship of employer and employee, partnership or joint venture between them.

2.	Sales Activities

2.1	Patterson shall use its best efforts to promote and sell Contractual Products in the Territory. Patterson shall maintain the organization necessary to ensure commercially reasonable sales activity for Contractual Products. For this purpose, Patterson shall, among other things:

2.1.1	maintain a stock of Contractual Products commensurate with the expected business aiming to meet the purchase requirements in Section 2.4 below, including without limitation, sufficient to satisfy requirements based on the forecasts contemplated in Section 8.7 of this Agreement;

2.1.2	maintain appropriate equipment relating to the Contractual Products in every branch showroom and appropriate training centers;

2.1.3	subject to Section 1.4.4, Patterson shall employ or engage no less than [*****] specialists with respect to Contractual Products other than related to the Lab Market at all times during the Term. The adequacy of such number of specialists shall be evaluated periodically with Patterson and may be increased (but not decreased) as mutually agreed upon by the Parties. Patterson shall cause all such specialists to receive [*****] of sales and product training with respect to Contractual Products during each SIRONA fiscal year during the Term. With respect to new specialists pertaining to Contractual Products, Patterson shall collaborate with SIRONA to develop a new on-boarding process to prepare specialists properly [*****];

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2.1.4	provide adequate technical service for regular maintenance and repair of Contractual Products in the Territory (including, without limitation, first line technical support), and maintain a stock of spare parts sufficient to satisfy customer demand; and

2.1.5	maintain adequate installation, assembly and commissioning capabilities.

SIRONA shall, as it deems appropriate, provide advice and recommendations in carrying out the above mentioned tasks.

2.2	SIRONA shall furnish Patterson with its English list of Contractual Products and other sales literature in appropriate quantity on an on-going basis. Furthermore, SIRONA shall assist Patterson, upon request and to the extent feasible in producing special sales literature.

2.3	SIRONA shall, in its capacity as manufacturer of Contractual Products, comply with public laws and regulations applicable in the Territory to Contractual Products, including US Food and Drug Administration (FDA) regulations. Contractual Products shall be authorized for sale in the United States and will have obtained a current 510 (K) from the FDA and will have been manufactured in accordance with GMP (as defined by the FDA for each Contractual Product).

Each of the Parties shall comply with laws, rules and regulations pertinent to its duties and obligations under this Agreement in the Territory, as applicable.

SIRONA will be responsible for responding to and/or executing, as appropriate or required under applicable laws and regulations, all complaints, failures, adverse events, and recalls, whether voluntary or involuntary, involving the Contractual Products. Patterson shall reasonably cooperate with any such activity, including reporting to Vendor any adverse events it learns of with respect to the Products. For the avoidance of doubt, no recall shall be permitted with respect to Contractual Products without the prior written consent of SIRONA, which consent shall not be unreasonably withheld.

2.4	Minimum Purchase Requirements.

2.4.1	Minimum Purchase Requirements. In each SIRONA fiscal year (i.e., SIRONA fiscal year 2013 is from October 1, 2012 through September 30, 2013) during the Term, Patterson shall purchase from SIRONA Contractual Products with respect to the Territory (i.e., the U.S.) in a dollar amount no less than the amounts specified in the table below. The Parties agree that Section 2.4 of the Prior Agreement is hereby amended to delete and replace the table reflected in such Section with the purchase requirements applicable to Canada specified in the table set forth on Schedule 2.4.1 attached hereto.

U.S. MINIMUM PURCHASE REQUIREMENTS TABLE

[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

2.4.2	The purchases contemplated in Section 2.4.1 shall be based on actual invoiced purchases minus returns during the period, promotional discounts and rebates. For the avoidance of doubt, these targets are measured at the end of a fiscal year on an aggregate basis.

2.4.3	The Parties will meet on a quarterly basis for the purpose of evaluating, in good faith, whether the volume of purchases made by Patterson hereunder, during the most recent quarter and year-to-date, is consistent with, and likely to result in the satisfaction of, Patterson’s annual minimum purchase requirements. In addition, without limiting Section 5 hereof, on a monthly basis, Patterson will provide SIRONA with detailed information relating to its purchases of Contractual Products from SIRONA including, without limitation, the sales targets and results for each of Patterson’s branch offices for that month; a schedule of Patterson’s sales for that month with respect to each product included within the Contractual Products, and any other materials reasonably necessary for SIRONA to ascertain whether Patterson is “on target” to meet its annual and quarterly purchase requirements hereunder.

2.4.4	It is understood and agreed that a failure to satisfy the purchase quantities set forth herein does not in and of itself constitute a breach of this Agreement or impose any obligation upon Patterson to make payments or commitments of payments of money to SIRONA other than for product actually purchased, and Patterson shall not be liable for damages resulting solely from its failure to meet the purchase quantities set forth above; provided, however, that this sentence shall not limit SIRONA’s remedies in connection with a breach by Patterson of an obligation contained in this Agreement other than the purchase requirement itself.

3.	Use of the name SIRONA and of the trademark SIRONA and other trademarks

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3.1	No reference to SIRONA (or other trademarks or trade names of SIRONA or its Affiliates) shall be made on Patterson’s stationary, visiting cards, sales, promotional or other written material without the prior written approval of SIRONA.

3.2	Subject to revocation by SIRONA at any time, Patterson shall be permitted to use the trademark SIRONA and trademarks with respect to Contractual Products registered in SIRONA’s name for advertising and promotional purposes, provided that Patterson observes the applicable SIRONA directives and uses only those trademark designs approved in writing in advance by SIRONA. Upon request by SIRONA or if required by law, SIRONA and Patterson shall conclude a separate trademark license agreement.

3.3	Upon termination of this Agreement, Patterson shall immediately cease to use in any manner whosoever the name SIRONA and the trademark SIRONA; as well as any other trademark in which SIRONA or its Affiliates has any rights, except as may be permitted in other contracts between Patterson and SIRONA or any Affiliates thereof.

4.	Advertising and Marketing; Joint Marketing Fund.

4.1	Patterson shall advertise and promote Contractual Products in a manner intended to achieve optimum development of the business and in accordance with SlRONA’s reasonable advertising directives and support strategies. Patterson shall obtain the written approval of SIRONA prior to the implementation of any major advertising campaign.

4.2	Each of Patterson and SIRONA shall accrue an amount equal to [*****]of budgeted new system retail sales of Contractual Products (for the upcoming year) for a joint marketing fund (the “Joint Marketing Fund”) with such amount being accrued on a monthly basis (prorata) for sales promotions, financing and all marketing expenses. Actual promotions and marketing plans will be determined annually by the Parties.

4.3	Patterson and SIRONA shall share marketing costs equally on promotions including financing, events and joint spending items across all exclusive categories of Contractual Products with a mutually defined budget set at the beginning of each SIRONA fiscal year and included in the business plan.

5.	Reporting

Patterson shall make regular reports in the manner and at the intervals reasonably requested by SIRONA, in any event on a monthly basis, at the beginning of each month, concerning the business with respect to Contractual Products in the Territory, the market situation, economic situation and forecast, trade policies, business prospects, activities of competitors (provided no legal prohibition on providing such information) and other pertinent developments. In particular Patterson shall, at the beginning of each quarter, report to SIRONA on:

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•	order entry/turnover and backlog, sorted out as to number of units and value, relative to sale regions;

•	stock of Contractual Products relative to sale branches;

•	market conditions, competitive conditions, competitive products; and

•	personnel changes as regards employees trained by SIRONA for the sale and service of Contractual Products.

6.	Training of Personnel

6.1	SIRONA shall train suitable sales and service personnel of Patterson for the purposes of this Agreement. The training shall occur in a mutually agreed upon location. The training program will be fixed by SIRONA at the beginning of each SIRONA fiscal year (October 1). The number of such trainees, and the kind, extent, location and duration of their training will be agreed upon beforehand.

6.2	The costs for the training program, including travel and living expenses for the trainees, shall be shared equally between the Parties and funds shall, to the extent available, come from the Joint Marketing Fund referenced in Section 4.2 above.

7.	Inquiries

Patterson shall forward to SIRONA or its local distributor any and all inquiries regarding Contractual Products that are received from countries located outside the Territory (as such term is defined in this Agreement and the Prior Agreement). Patterson, however, shall have no claim to compensation therefrom.

8.	Transactions

8.1	Transactions concerning Contractual Products may only be performed by Patterson and its Affiliates in their own name and on their own account.

8.2	Current Prices and Price Increases. Prices for Contractual Products will continue at their current levels consistent with SIRONA’s applicable price book which may be amended from time to time. [*****] This Agreement and such price book will be deemed amended at the time that the prices of new Contractual Products are established or whenever prices of Contractual Products are changed, as follows:

8.2.1	New Contractual Products. SIRONA will establish the price of new Contractual Products (i.e., Contractual Products that have significantly improved functionality, or have different functionality than existing products).

8.2.2	Marketed Contractual Products. [*****]

8.2.3	Currency. All prices will be stated in U.S. dollars.

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8.3	Patterson, in consultation with SIRONA, is entitled to set its own resale prices and terms consistent with commercially reasonable development of the business, taking into account market capacity and product competitiveness.

8.4	The delivery of Contractual Products by SIRONA to Patterson is subject to SIRONA’s standard terms of sale set forth on Schedule 8.4, which may be reasonably amended from time to time. In the event of a conflict between the express terms of this Agreement and the terms of such standard terms and conditions, the terms and provisions of this Agreement shall control.

8.4.1	Shipments shall be treated as EXW-Exworks under Incoterms 2010. Subject to the previous sentence, title to, ownership of and risk of loss with respect to all shipments of Contractual Products purchased and sold hereunder (except as to title to SIRONA’s intellectual property, which at all times shall be vested solely and exclusively in SIRONA) shall remain with SIRONA until delivery to a carrier at SIRONA’s facility (which facility, for the avoidance of doubt, shall be SIRONA’s site in Germany), at which time title to, ownership of and risk of loss with respect to such shipments shall pass to Patterson. Patterson shall notify SIRONA in writing of any loss or damage of such shipments in transit as soon as reasonably possible. Patterson shall obtain and pay freight, insurance, custom clearance, and any duties or taxes in connection with the shipment of Contractual Products delivered hereunder. Without limiting the previous sentence, shipping charges, import duties, taxes of any nature, shipping insurance charges and handling charges, if any, paid by SIRONA to any third parties in connection with shipment of Contractual Products pursuant to this Agreement, shall be charged to Patterson at cost and reflected separately on applicable invoices for such Contractual Products.

8.4.2

EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO), SIRONA AND ITS AFFILIATES MAKE NO REPRESENTATIONS OR WARRANTIES, AND EXPRESSLY DISCLAIM AND EXCLUDE ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, WHETHER ARISING BY OR UNDER STATUTE, COMMON LAW, CUSTOM, USAGE, COURSE OF DEALING OR PERFORMANCE OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRACTUAL PRODUCTS, OR ANY USES THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. EXCEPT AS AFORESAID AND WITHOUT LIMITING THE FOREGOING, SIRONA DISCLAIMS (FOR ITSELF AND ITS AFFILIATES AND AGENTS) ANY AND ALL WARRANTIES,

EXPRESS OR IMPLIED, REGARDING THE QUALITY, PERFORMANCE, ACCURACY, COMPLETENESS, COMPREHENSIVENESS, INTEGRABILITY, TITLE, NON-INFRINGEMENT, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONTRACTUAL PRODUCTS, OR ANY USES THEREOF OR RESULTS THEREFROM, EACH OF WHICH IS EXCLUDED BY AGREEMENT OF THE PARTIES. THIS DISCLAIMER CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT, AND NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SIRONA, ANY OF ITS AFFILIATES, OR AGENTS OR ANY OF THEIR RESPECTIVE EMPLOYEES SHALL INCREASE THE SCOPE OF ANY WARRANTIES, OR OTHERWISE MODIFY, ALTER OR AMEND THE TERMS OF ANY WARRANTIES, LIMITATIONS OR DISCLAIMERS, EXPRESSLY STATED IN THIS AGREEMENT OR CREATE ANY NEW REPRESENTATIONS, WARRANTIES OR CONDITIONS.

8.4.3	EXCEPT FOR LIQUIDATED DAMAGE PAYMENTS AS SET FORTH IN SECTION 15 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ANY AFFILIATE OF SUCH OTHER PARTY OR ANY OTHER PERSON (A) FOR LOST REVENUES, LOST PROFITS, LOST DATA, LOST BUSINESS OR LOSS OF BUSINESS INVESTMENTS, OPPORTUNITIES OR GOODWILL, OR (B) FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES OF ANY KIND, RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION THEREOF, ANY PRODUCTS, ANY SERVICES, SUPPORT OR ACTIVITIES THAT ARE PROVIDED IN CONNECTION HEREWITH OR ANY OTHER CAUSE WHATSOEVER, REGARDLESS OF THE BASIS FOR OR THEORY OF THE CLAIM OR ACTION (WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, COMMON LAW, STATUTE OR OTHERWISE), AND WHETHER OR NOT SUCH LOSSES OR DAMAGES ARE FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THE SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE SHIPMENTS OF PRODUCT SHALL BE REPLACEMENT OF SUCH PRODUCT AS SOON AS REASONABLY POSSIBLE.

8.5	[*****] to the beginning of each quarter during the Term, Patterson shall place an order for Contractual Products with SIRONA. SIRONA shall ship such ordered Contractual Products to Patterson during the quarter following the date of order. No later than two weeks prior to the SIRONA confirmed shipping date, [*****]

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8.6	Product Registration. For SIRONA’s warranty purposes, Patterson shall provide the following information to SIRONA in connection with each Contractual Product order, within five (5) business days of Patterson’s sale of any Contractual Product:

8.6.1	name, address, telephone and fax numbers of end-user;

8.6.2	names of other contact person(s);

8.6.3	quantity and description of all of end-user’s Contractual Product(s);

8.6.4	all serial numbers of end-user’s Contractual Product(s);

8.6.5	date of shipment; and

8.6.6	date of installation.

SIRONA shall provide Patterson with registration forms for such information, to be completed by Patterson. End-user shall not be entitled to receive warranty service from SIRONA unless and until such information has been provided to SIRONA.

8.7	Patterson shall provide SIRONA with a rolling twelve month forecast on a monthly basis, the [*****] reflecting fixed and binding quantities, the following [*****] being the non-binding forecast.

9.	Installation and Service

9.1	Patterson shall take responsibility for state of the art installation and handing over of the Contractual Products. Patterson shall repair defective Contractual Products promptly.

9.2	Patterson shall at all times have an appropriate number of qualified SIRONA trained technical personnel available for installation and service of Contractual Products.

9.3	Patterson shall establish a list of customers of Contractual Products and shall, at the request of SIRONA, allow SIRONA to review and copy such list.

10.	Intentionally Omitted.

11.	Third Party Claims

11.1	Patterson shall promptly inform SIRONA in the event a third party, directly or indirectly, brings a claim against SIRONA, including but not limited to claims where Patterson intends to claim indemnification from SIRONA. Patterson shall promptly provide SIRONA with notice of any such claim and reasonably assist SIRONA in defending such claims, including but not limited to claims arising in a

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lawsuit, and shall act only in accordance with the reasonable written instructions of SIRONA. SIRONA shall reimburse Patterson for expenses incurred in such defense.

Patterson agrees to defend and indemnify SIRONA, and hold it harmless, from and against any and all claims, actions, liabilities, losses, costs and expenses arising out of the death or injury to any person, property damage, loss or economic injury caused by Patterson (including, without limitation, in connection with a breach of this Agreement).

SIRONA agrees to defend and indemnify Patterson, and hold it harmless, from and against any and all claims, actions, liabilities, losses, costs and expenses arising out of (i) the death or injury to any person, property, damage loss or economic injury caused by SIRONA and (ii) the infringement by the Contractual Products of intellectual property of a third party.

11.2	If a third party raises well-founded claims against Patterson on the grounds of or in connection with an infringement of intellectual property rights because of the delivery of Contractual Products, SIRONA shall be obliged, at its own discretion and cost on the part of SIRONA, either:

11.2.1	to acquire the rights to use from the person or entity entitled to grant such rights; or

11.2.2	to modify the infringing product parts so as not to infringe upon the said rights; or

11.2.3	to replace the infringing product parts with non-infringing parts; or

11.2.4	if the above is not reasonably achievable, to take back the products in question and reimburse the sales price, less depreciation.

Claims shall be deemed well-founded only if they are acknowledged as such by SIRONA or finally adjudicated as such in a legal proceeding defended by Patterson at the instruction and expense of SIRONA.

11.3	In the event that issues arise regarding infringement of intellectual property of third parties which are not covered by the provisions of Subsection 11.1 and 11.2, SIRONA and Patterson shall attempt to reach an amicable agreement between themselves in settlement of these questions, having due regard for their mutual interests.

12.	Inventions and Intellectual Property Rights

Patterson shall promptly inform SIRONA in the event that Patterson or any one of its employees acquires rights to inventions or other intellectual property relating to Contractual Products. Patterson shall first offer SIRONA the acquisition of the rights before offering them to third parties.

13.	Confidentiality

Each of the Parties shall maintain the confidentiality of any confidential or proprietary information of the other Party, including marketing and technical knowledge (e.g. drawings, internal interfaces, software, customer identity, etc.) concerning the Contractual Products. Upon termination of this Agreement, neither of the Parties shall use any confidential or proprietary information of the other Party for any reason or purpose except to fulfill service obligations to customers who purchased Contractual Products from Patterson before termination of this Agreement. When necessary to disclose such information for purposes of performing under this Agreement, the recipient of such information shall be bound by an appropriate confidentiality agreement.

The terms of this provision shall survive the termination of this Agreement.

14.	Assignability

Neither SIRONA nor Patterson shall assign, transfer or delegate any rights and/or obligations arising from this Agreement to third parties without the prior written consent of the other, provided however that either of them may assign, transfer and delegate its rights and obligations arising from this Agreement to Affiliates or to a purchaser of the business of SIRONA or Patterson to which this Agreement relates via asset purchase, stock purchase or merger.

15.	Liquidated Damages. This Agreement establishes two schedules of liquidated damage, each of which contemplates a partial return to Patterson of that certain consideration described in item II of the 2005 Amendment paid by Patterson (the “Up Front Payment”). Schedule I approximates a straight-line amortization of the consideration, and Schedule II establishes an accelerated depreciation schedule intended to approximate the value earned by SIRONA. Liquidated damages will be paid in cash. The Liquidated Damage Schedules with respect to the Territory (i.e. the US) are as set forth in the table below. The Parties agree that Section 15 of the Prior Agreement is hereby amended to delete and replace the table reflected in such Section with the liquidated damages applicable to Canada specified in the table set forth on Schedule 15 attached hereto.

U.S. Liquidated Damage Schedules

	SCHEDULE I	SCHEDULE II
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

15.1	Availability of Liquidated Damages.

15.1.1	Schedule I liquidated damages will be available only upon termination of this Agreement by Patterson due to a material breach by SIRONA as described in Section 17.2.3 of this Agreement.

15.1.2	Schedule II liquidated damages will be available only upon termination of this Agreement for the following reasons: (i) in the event of termination by either SIRONA or Patterson as a result of Force Majeure (except that, if such termination by SIRONA is for an event of Force Majeure that manifests in the failure of Patterson to pay for Contractual Products actually ordered and delivered, such liquidated damages will be offset by the money owed by Patterson to SIRONA); and (ii) in the event of termination by Patterson upon the occurrence to SIRONA of an event described in Section 17.2.2.

15.2	Characteristics of Liquidated Damages. Liquidated damages have the following attributes:

15.2.1	Liquidated damages are only available upon termination of the Agreement for reasons described in Section 15.1 of this item Agreement.

15.2.2	Where liquidated damages are available pursuant to Section 15.1, no other damages will be available to the extent such damages arise from or relate to the termination of the Agreement; provided, however, that for the avoidance of doubt, and except for the limitations set forth in Section 8.4.3, nothing in this Agreement will affect the availability of damages to Patterson, or Patterson’s right to recover damages from SIRONA, to the extent such damages arise from or relate to any breach of this Agreement by SIRONA (notwithstanding Patterson’s election to terminate the Agreement and its right to liquidated damages in connection with such termination).

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15.2.3	Except for liquidated damages, Patterson will not be entitled to any return of the Up Front Payment.

15.2.4	Liquidated damages are not penalties, but are agreed damages constituting a reasonable approximation of the loss to Patterson in the event of the applicable breach or event giving rise to them.

16.	Actions upon Termination

16.1	Upon termination of the Agreement, each of the Parties shall return to the other without delay all business records and any copies thereof (in particular, but not limited to, technical data and drawings, price lists, advertising material) which have been made available to it by the other. Notwithstanding the foregoing, insofar as such business records remain necessary for the execution of orders already received or offers which were submitted as binding, the business records shall be handed over immediately after the performance of said order or offer has been completed.

16.2	Subject to the last sentence of this Section 16.2, upon expiration or termination of this Agreement, whichever is sooner, at SIRONA’s election, SIRONA shall ship to Patterson, and Patterson shall purchase in accordance with the provisions hereof, all Contractual Products ordered pursuant to purchase orders issued hereunder prior to the date on which notice of such termination is given, or prior to the expiration date, as applicable. SIRONA shall not be required to accept new purchase orders after delivery of notice of termination by either Party. Notwithstanding the foregoing, SIRONA shall have the option, at its election, to repurchase all or a portion of the inventory of Contractual Products in the possession of Patterson at prices to be mutually agreed upon but no greater than the price paid by Patterson to SIRONA for the same.

17.	Duration of Agreement, Termination

17.1	This Agreement shall become effective on the date of this Agreement and, unless extended or reduced pursuant to Sections 1.3.4 through 1.3.7 of this Agreement or terminated earlier as provided in Section 17.2 below, shall expire on September 30, 2017 (the “Term”).

17.2	Termination for Cause. This Agreement will continue for its full Term unless it is earlier terminated, as follows: Patterson and SIRONA may each terminate this Agreement with immediate effect due to the following occurring to (or in the case of a material breach committed by) the other Party:

17.2.1	Force Majeure. If an event of Force Majeure (as defined below), occurs that hinders a Party’s performance under the Agreement for more than 6 months.

17.2.2	Bankruptcy. If either SIRONA or Patterson becomes insolvent, files or has filed against it a petition in bankruptcy, makes a general assignment for the benefit of its creditors, has a receiver or trustee appointed for its business, properties or assets, and such petition, other than a petition filed by SIRONA or Patterson, as the case may be, or appointment has not been dismissed withdrawn for 90 business days.

17.2.3	Material Breach. If SIRONA or Patterson is in serious default of a payment obligation (including, without limitation, failure to pay timely an obligation more than 3 times in any SIRONA fiscal year), or otherwise materially breaches the Agreement. A non-payment material breach is one that (i) is adverse to the essential business value of the Agreement because of its serious nature or its redundancy, (ii) breaches an obligation of confidentiality under this Agreement, (iii) infringes the other Party’s intellectual property, or (iv) breaches an obligation under this Agreement with respect to the other Party’s trademarks or other intellectual property. For non-payment material breaches, the non-breaching Party will give notice of breach to the breaching Party and will provide 90 days to cure the breach if the breach is, in fact, capable of being cured within that period. Certain essential non-payment material breaches will be deemed non-curable and termination will be effective upon 30 days’ written notice, as follows:

(i) if (A) SIRONA commits a breach described in (ii) through (iv) of the first paragraph of this Section 17.2.3, or (B) SIRONA breaches its exclusivity obligations to Patterson as reflected in Section 1.3 of this Agreement, or, subject to SIRONA’s rights described in Section 18.1.1 of this Agreement, SIRONA (x) discontinues the manufacture of Contractual Products or (y) fails to deliver material quantities of Contractual Products in accordance with confirmed delivery schedules by more than 60 days more than 4 times in any SIRONA fiscal year, each failure to deliver being wholly independent of the others, in either case of (x) or (y) other than as a result of an event of Force Majeure; and

(ii) if (A) Patterson commits a breach described in (ii) through (iv) of the first paragraph of this Section 17.2.3, or (B) Patterson breaches its exclusivity obligations to SIRONA with respect to all Contractual Products contemplated in Section 1.3 of this Agreement, or sells outside the Territory or sells to persons/entities other than end users, or (C) (x) [*****] (y) the right to control the management or policies of Patterson is acquired (directly or indirectly) by a company that competes with SIRONA or any SIRONA Affiliate that is engaged in the dental equipment business, or (D) Patterson acquires (directly or indirectly) an interest in a company that continues to compete with SIRONA or any SIRONA Affiliate following the acquisition in any of the dental equipment business lines currently engaged in by SIRONA or such Affiliate.

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17.2.4	If Patterson fails to satisfy any one or more of the Overall Growth Target or the Products Targets, in each case for the SIRONA fiscal year ended September 30, 2012 and reflected in Section 2.4.1 of this Agreement, SIRONA may terminate this Agreement. If Patterson fails to satisfy the Overall Growth Target for any three consecutive SIRONA fiscal years (provided that Patterson also did not make payments contemplated by Section 1.3.4 to cure such failure for such three year period), SIRONA may terminate this Agreement. Without limiting the previous sentence, SIRONA may at its option terminate the Agreement where Patterson has failed to satisfy the applicable Contractual Products Growth Target for three consecutive SIRONA fiscal years during the Term (provided that Patterson also did not make payments contemplated by Section 1.3.4 to cure such failure for such three year period). For the avoidance of doubt, the termination rights of SIRONA contemplated by this Section 17.2.4 shall not trigger any obligation on the part of SIRONA to refund to Patterson any portion of the Up Front Payment pursuant to Section 15 of this Agreement.

17.3	Equitable Remedies. In addition to other remedies available under applicable law, either Party may also seek equitable relief if the other Party breaches its obligations of confidentiality under this Agreement, breaches exclusivity obligations under Section 1.3, infringes the other Party’s intellectual property or breaches any of its obligations under this Agreement with respect to the other Party’s trademarks or other intellectual property.

17.4	Notice of termination shall be given as provided in Section 19 below.

17.5	Termination Without Prejudice. Termination, relinquishment or expiration of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement. All of the Parties’ rights and obligations under Sections 11 through 17 (inclusive), and 19 through 32 (inclusive) shall survive any termination, relinquishment or expiration of this Agreement.

18.	Other Provisions.

18.1	Protection against Technical Obsolescence.

18.1.1	Change in Technical Specifications. Notwithstanding anything in this Agreement to the contrary, SIRONA reserves the right to change the technical specifications of Contractual Products and to discontinue the manufacture and/or sale of Contractual Products in the ordinary course of business in connection with upgrading or creating new versions or models of Contractual Products or as required by law.

18.1.2	Notice to Patterson. Subject to Section 18.1.1 above, SIRONA agrees that it will give to Patterson [*****] of the market introduction of any major functionality change to a Contractual Product to allow sufficient time for Patterson to deplete its then-current inventory. A “Major Functionality Change” is defined as: (1) a hardware change that will (x) significantly expand the range of indication for the user, or (y) enable the operation of a software program that is scheduled to be released [*****] following the hardware change; or (2) a software upgrade that will not operate on a version of the hardware that has been delivered to Patterson [*****] prior to ‘introduction of the upgrade. If the aforesaid [*****] is not given, then, as Patterson’s sole and exclusive remedy, SIRONA will, in its sole discretion, update or replace, free of charge, any noncompatible Contractual Products delivered to Patterson during [*****] prior to the rollout of the Major Functionality Change.

18.2	Third Party Licenses; Graymarket Goods. In the event SIRONA licenses significant aspects of its technology or other intellectual property related to Contractual Products that would enable another party to produce, distribute or sell CAD-CAM equipment to make dental restorations in either the dental lab or in the dentist’s office, SIRONA shall provide in the license agreement or other arrangement that such equipment will not be marketed, distributed or sold by such licensee in the Territory, and SIRONA shall use its reasonable commercial efforts to enforce such provision. The breach by SIRONA of its obligations in this Section 18.2 will be deemed a material breach under item Section 17.2.3; provided that, the cure period with respect to such breach will be one-hundred eight (180) days rather than ninety (90) days. In the event that Patterson alleges a breach of SIRONA’s obligation hereunder to use reasonable commercial efforts to enforce such provision, Patterson will cooperate with SIRONA in effecting such cure. For the avoidance of doubt, the Parties agree that if a court awards royalties to SIRONA as damages for breach by a third-party of such technology or intellectual property, such award will not be a breach of this Section 18.2. For the avoidance of doubt, the Parties understand that (1) Graymarket Contractual Products may be promoted for distribution and distributed in the Territory by persons unauthorized by SIRONA; and (2) such distribution is not a breach by SIRONA of its obligations under this Agreement. The Parties will cooperate with one another and with U.S. governmental authorities in any action that may be taken by such authorities or either Party to prevent Graymarket Contractual Products in the Territory.

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19. Notices

All notices which either of the Parties is required or desires to serve upon the other pursuant to the terms of this Agreement shall be in writing and shall be delivered via registered mail or overnight courier to the following addresses:

to Patterson:	Attention: President
Patterson Companies, Inc.
1031 Mendota Heights Road
St. Paul, MN 55120

and

Attention: General Counsel
Patterson Companies, Inc.
1031 Mendota Heights Road
St. Paul, MN 55120

to SIRONA:	Attention: Office of the General Counsel
Sirona Dental Systems, Inc.
30-30 47th Avenue
Suite 500
Long Island City, NY 11101

and

Attention: Jeffrey T. Slovin, President
Sirona Dental Systems, GmbH
Fabrikstraße 31
64625 Bensheim
Germany

20.	Miscellaneous. Unless otherwise agreed each Party shall bear its own costs connected with entering and executing this Agreement.

21.	Entire Agreement; Partial Termination of Prior Agreement. This Agreement, together with any Exhibits, Schedules or other attachments hereto, which are to be executed simultaneously, sets forth the entire Agreement of the Parties on the subject hereof and supersedes all previous or contemporaneous oral or written representations or agreements relating to the rights and duties provided herein (it being agreed that the Prior Agreement is hereby deemed terminated and rendered null and void solely with respect to the Territory of this Agreement but shall remain in full force and effect solely with respect to Canada); provided, however, that this Section shall not diminish or prejudice the rights and obligations of the Parties under the Prior Agreement with respect to the period before the date hereof (including, without limitation, any payment obligations owed to SIRONA under such Prior Agreement with respect to the Territory under this Agreement).

22.	Governing Law; Jurisdiction. This Agreement shall be governed in all respects according to the laws of the State of New York of the United States, without giving effect the principles of conflict of law thereof. EXCEPT IN THE CASE OF EQUITABLE REMEDIES (WHICH MAY BE SOUGHT IN ANY COURT OF COMPETENT JURISDICTION), ANY LEGAL ACTION, SUIT OR PROCEEDING BROUGHT BY A PARTY THAT IN ANY WAY ARISES OUT OF OR RELATES TO THIS AGREEMENT (INCLUDING THE PRIOR AGREEMENT) WILL BE BROUGHT SOLELY AND EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY ACCEPTS AND SUBMITS TO THE SOLE AND EXCLUSIVE PERSONAL JURISDICTION OF SUCH COURTS IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT BY OR AGAINST IT BY THE OTHER PARTY. NEITHER PARTY WILL BRING ANY LEGAL ACTION, SUIT OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR IN ANY OTHER JURISDICTION AND WILL NOT ASSERT ANY CLAIM, WHETHER AS AN ORIGINAL ACTION OR AS A COUNTERCLAIM OR OTHERWISE, AGAINST THE OTHER IN ANY OTHER COURT OR JURISDICTION.

23.	Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

24.	Sections and Headings. The division of this Agreement into Articles, Sections, Subsections, Exhibits and Schedules and the insertion of headings are for the convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

25.	Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of both Parties hereto. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

26.	Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws, then such provision shall be revised by a court of competent jurisdiction to be enforceable if permitted under applicable law, and otherwise shall be fully severable. In all events, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

27.	No Third Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any person or entity other than the Parties hereto.

28.	Neutral Construction. In view of the fact that each of the Parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all Parties, the legal principle that ambiguities in a document are construed against the

29.	Compliance with Export Control Regulations. SIRONA shall not be obliged to perform deliveries, orders or other obligations under this Agreement if the performance is hindered by applicable export laws and regulations of the Federal Republic of Germany.

30.	Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or email, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

31.	Costs, Expenses in the Event of Breach. In the event that either Party hereto breaches this Agreement, the non-breaching Party shall be entitled to reimbursement of all costs and expenses associated with enforcing such non-breaching Party’s rights and remedies under this Agreement, including but not limited to legal fees and costs of litigation.

32.	Written Form

Modifications of or amendments to this Agreement shall be valid only when made in writing and signed by each of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, intending to be legally bound hereby, each of the Parties hereto has caused this Agreement to be duly executed by an authorized officer as of the date first above written.

SIRONA Dental Systems GmbH	Patterson Companies, Inc.
/s/ Jeffrey T. Slovin	/s/ Scott Anderson
Jeffrey T. Slovin	Scott Anderson
President	President

/s/ Joachim Pfeiffer Joachim Pfeiffer VP CAD/CAM

EXHIBIT 1

DEFINED TERMS

“2005 Agreement” shall have the meaning specified in the Preamble.

“Affiliate” shall mean, with respect to any specified person or entity, any other person or entity that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified person, and, with respect to the person or entity to be determined hereunder to be a Patterson Affiliate, is engaged in the distribution of dental equipment and supplies. For purposes of this definition, “control”, with respect to any specified person, refers either to (i) the beneficial ownership of 50.1% or more of all classes of equity securities with voting rights issued by such person, or (ii) the power to direct the management and policies of the specified person by contract or otherwise.

“Amended and Restated Schick and Imaging Agreement” shall have the meaning specified in the Preamble.

“CAD-CAM Deficiency” shall have the meaning specified in Section 1.3.4.

“CAD-CAM True-Up Amount” shall have the meaning specified in Section 1.3.4.

“Contractual Products” shall have the meaning specified in Section 1.2.

“Contractual Products Growth Target” shall have the meaning specified in Section 1.3.4.

“Excess Performance Amount” shall have the meaning specified in Section 1.3.6.

“Exclusivity Reduction” shall have the meaning specified in Section 1.3.5.

“First Refusal Offer” shall have the meaning specified in Section 1.2.1.

“First Refusal Offer Period” shall have the meaning specified in Section 1.2.1.

“Force Majeure” means an act of God or the public enemy, riots, accidents, strikes or differences with labor, labor shortage, inability to obtain material, equipment, transportation or fuel, epidemics, quarantine, restrictions, unusually severe weather, compliance with or the operation of any applicable legislation, regulation, directive, order or ruling of any government, or political subdivision or agency thereof, judgments or orders of any court of competent jurisdiction, or any other event beyond the reasonable control of the Party claiming benefit of Force Majeure, whether or not similar to the foregoing causes.

“SIRONA Products Growth Target” shall have the meaning specified in Section 1.3.4.

“inLab Products” shall have the meaning specified in Section 1.4.1.

“Lab Market” shall have the meaning specified in Section 1.4.2.

“Major Functionality Change” shall have the meaning specified in Section 18.1.2.

“Margin Acceptance Notice” shall have the meaning specified in Section 1.3.6.

“Margin Shortfall Notice” shall have the meaning specified in Section 1.3.6.

“Margin Shortfall Year” shall have the meaning specified in Section 1.3.6.

“Margin True-Up Payment” shall have the meaning specified in Section 1.3.4.

“Master Achievement” shall have the meaning specified in Section 1.3.7.

“Master Distribution Period” shall have the meaning specified in Section 1.3.7.

“Master Payment” shall have the meaning specified in Section 1.3.7(i).

“Minimum Purchase Requirement” shall have the meaning specified in Section 2.4.

“Non Exclusive Year” shall have the meaning specified in Section 1.3.7.

“Overall Deficiency” shall have the meaning specified in Section 1.3.4.

“Overall Growth Target” shall have the meaning specified in Section 1.3.4.

“Patterson Lab Market” shall have the meaning specified in Section 1.4.2.

“Prior Agreement” shall have the meaning specified in the Preamble.

“Products Targets” shall have the meaning specified in Section 1.3.4.

“Schick Products Growth Target” shall have the meaning specified in Section 1.3.4.

“Schick/SIRONA Deficiency” shall have the meaning specified in Section 1.3.4.

“Schick/SIRONA True-Up Amount” shall have the meaning specified in Section 1.3.4.

“SIRONA fiscal year” shall have the meaning specified in Section 2.4.1.

“SIRONA Lab Market” shall have the meaning specified in Section 1.4.2.

“Special Performance Bonus” shall have the meaning specified in Section 1.3.6.

“Term” shall have the meaning specified in Section 17.1

“Territory” shall have the meaning specified in Section 1.2.

“Up Front Payment” shall have the meaning specified in Section 15.

Schedule 1.2

Exclusions from Contractual Products

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Schedule 2.4.1

Minimum Purchase Requirements for Canada

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Schedule 8.4

Sirona’s Standard Terms of Sale

Additional terms of sale and product warranties shall be consistent with prior practice between the Parties in the ordinary course but, for the avoidance of doubt, not inconsistent with the express terms of this Agreement.

Schedule 15

Liquidated Damage Schedules for Canada (Prior Agreement)

	SCHEDULE I	SCHEDULE II
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